UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2021

Thorne HealthTech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street, New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(929) 251-6321

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On December 10, 2021, Mr. Toro Yoshimura, a member of the Board of Directors (the “Board”) of Thorne HealthTech, Inc. (the “Company”), notified the Company of his intention to resign from the Company’s Board and the Compensation Committee of the Board, effective January 17, 2022, to devote time to his new position with Kirin Holdings Company, Limited (“Kirin”). Mr. Yoshimura’s resignation was not the result of any disagreement with the Company.

Mr. Yoshimura’s appointment to the Board was subject to the Nominating, Observer, and Secondment Agreement, between the Company, Kirin and Mitsui & Co., Ltd. , dated September 27, 2021 (the “Nominating Agreement”), which was previously filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1, filed on August 16, 2021. The Nominating Agreement provides that, subject to certain minimum stock ownership requirements, that Kirin has certain rights regarding the nomination of designees to the Board. In accordance with the Nominating Agreement, in the case of a resignation from the Board by the current Kirin designee, the vacancy shall be filled by the election or appointment of another Kirin designee nominated by Kirin as soon as reasonably practicable. Kirin is currently in the process of identifying a successor designee and will promptly provide the Company’s Nominating and Corporate Governance Committee with information about a successor. Any Kirin successor designee must (a) be qualified to serve as a member of the Board under all applicable corporate governance policies or guidelines of the Company and the Board and applicable legal, regulatory and stock market requirements; (b) meet the independence requirements with respect to the Company of the listing rules of The NASDAQ Stock Market LLC; and (c) be reasonably acceptable to the members of the Board in the good faith exercise of their fiduciary duties. If an identified Kirin successor designee does not meet the requirements, Kirin may designate another person as the Kirin successor designee until an acceptable designee is found.

Following identification of a successor designee by Kirin, the Company’s Nominating and Corporate Governance Committee will conduct a thorough review of the candidate’s background, relevant experience, and professional and personal reputation.

Item 8.01.    Other Events.

Formation of a Nominating and Corporate Governance Committee

On December 10, 2021, the Board formally formed a Nominating and Corporate Governance Committee (the “Committee”). The Board further appointed Sarah Kauss and Ricardo Bragglia, two current independent members of the Board, as the initial members of the Committee. Sarah Kauss will serve as chair of the Committee. The Committee’s primary responsibilities will be:

•	to review the qualifications of, and recommend to the Board, proposed nominees for election to the Board and its committees, consistent with the criteria approved by the Board;

•	to develop, evaluate and recommend to the Board corporate governance practices applicable to the Company; and

•	to facilitate the annual performance review of the Board and its committees.

The Committee will operate under a written charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNE HEALTHTECH, INC.

By:	/s/ Scott S. Wheeler
Name:	Scott S. Wheeler
Title:	Chief Financial Officer

Date: December 14, 2021